Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to the Loan and Security Agreement (this “Amendment”), dated as of August 23, 2024, is entered into by and among CPCI FUNDING SPV, LLC (the “Company”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as lender (the “Lender”) and administrative agent (the “Administrative Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator (in such capacity, the “Collateral Administrator”), U.S. BANK NATIONAL ASSOCIATION, as securities intermediary (in such capacity, the “Securities Intermediary”) and CRESCENT PRIVATE CREDIT INCOME CORP., as servicer (the “Servicer”). Reference is hereby made to the Loan and Security Agreement, dated as of December 8, 2023 (the “Agreement”), among the Company, the Lender, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Servicer. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreement.

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Agreement is hereby amended as follows:

SECTION 1. AMENDMENT TO THE AGREEMENT

(a) The Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the changed pages of the Agreement attached as Exhibit A hereto.

SECTION 2. MISCELLANEOUS.

(a) The parties hereto hereby agree that, except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Agreement, or constitute a waiver of any provision of any other agreement.

(b) [Reserved.]

(c) The Collateral Administrator, the Collateral Agent and the Securities Intermediary are hereby directed to execute and deliver this Amendment.

(d) (i) Each of the Servicer, the Parent and the Company hereby certifies (solely as to itself) that all of its representations and warranties set forth in Section 6.01 of the Agreement are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date and (ii) the Company hereby certifies that, as of the date hereof, no Default, Event of Default or Market Value Event has occurred and each of the Borrowing Base Test is satisfied.

(e) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(f) This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(g) This Amendment shall be effective as of the date of this Amendment first written above or such later date on which the opinion of counsel set forth in the immediately preceding sentence is received by the Administrative Agent.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CPCI FUNDING SPV, LLC,
as Company

By	/s/ Eric Hall
Name:	Eric Hall
Title:	Chief Executive Officer

By	/s/ Kirill Bouek
Name:	Kirill Bouek
Title:	Chief Financial Officer

CRESCENT PRIVATE CREDIT INCOME CORP., as Servicer

By	/s/ Eric Hall
Name:	Eric Hall
Title:	Chief Executive Officer

By	/s/ Kirill Bouek
Name:	Kirill Bouek
Title:	Chief Financial Officer

Signature Page to First Amendment to Loan and Security Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Senior Vice President

Signature Page to First Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

Signature Page to First Amendment to Loan and Security Agreement

For purposes of Section 2(d) of this Amendment:

CRESCENT PRIVATE CREDIT INCOME CORP.,as Parent

By	/s/ Eric Hall
Name:	Eric Hall
Title:	Chief Executive Officer

By	/s/ Kirill Bouek
Name:	Kirill Bouek
Title:	Chief Financial Officer

Signature Page to First Amendment to Loan and Security Agreement

Exhibit A

Changed Pages to Loan and Security Agreement

Execution Version

Conformed through the First Amendment to Loan and Security Agreement dated as of August 23, 2024

LOAN AND SECURITY AGREEMENT

dated as of

December 8, 2023

among

CPCI FUNDING SPV, LLC,

as Borrower

The Lenders Party Hereto The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

CRESCENT PRIVATE CREDIT INCOME CORP.,

as Servicer

LOAN AND SECURITY AGREEMENT dated as of December 8, 2023 (this “Agreement”) among CPCI FUNDING SPV, LLC, as borrower (the “Company”); CRESCENT PRIVATE CREDIT INCOME CORP., as servicer (the “Servicer”); the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacities as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator (in such capacity, the “Collateral Administrator”); U.S. BANK NATIONAL ASSOCIATION, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Company intends to acquire or originate and finance certain corporate loans and other corporate debt securities (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company intends to enter into a sale, contribution and participation agreement (the “Sale and Participation Agreement”), dated as of December 8, 2023, between the Company and Crescent Private Credit Income Corp. (in such capacity, the “Seller”), pursuant to which the Company shall (i) from time to time acquire Portfolio Investments from the Seller, including the Portfolio Investments set forth on Schedule 5 hereto on the Effective Date and (ii) acquire Participation Interests in the Portfolio Investments so indicated on Schedule 5 hereto on the Effective Date.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”) and its respective successors and permitted assigns (together with JPMCB, the “Lenders”) have agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, the parties hereto agree as follows:

Certain Defined Terms

“Account Control Agreement” means the Securities Account Control Agreement, dated as of December 8, 2023, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

“Additional Distribution Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

“Administrative Agency Fee” has the meaning set forth in the First Amendment Administrative Agency Fee Letter.

“Administrative Agency Fee Letter” means the letter agreement, dated as of the Effective Date, by and between the Company and the Administrative Agent.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code and any such intergovernmental agreement, treaty or convention.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule.

“First Amendment Effective Date” means August 23, 2024.

“First Amendment Administrative Agency Fee Letter” means the letter agreement, dated as of the First Amendment Effective Date, by and between the Company and the Administrative Agent.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“GBP” and “£” mean British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“IFRS” means the international financial reporting standards of the International Accounting Standards Board (or any successor organization) in the effect from time to time.

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person the ratio of (a) indebtedness for borrowed money (for such applicable lien or level within the capital structure) to (b) EBITDA in accordance with GAAP or IFRS, as applicable, as determined by the Administrative Agent in its commercially reasonable judgement (and notified to the Collateral Administrator).

“Liabilities” has the meaning set forth in Section 5.03.

“Lien” means any security interest, lien, charge, pledge, preference or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Liquid Portfolio Investment” means any Portfolio Investment that, on the applicable date of determination (i) in the case of a Loan, has a price available through LoanX/Markit Group Limited with a bid depth of at least two (2) or (ii) in the case of a bond, has a traded volume through TRACE of at least U.S.$5,000,000 during the thirty day period immediately preceding such date of determination.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Loan Documents” means this Agreement, the Sale and Participation Agreement, the Administrative Agency Fee Letter, the First Amendment Administrative Agency Fee Letter, the Account Control Agreement, any Equity Commitment Letter and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Market Value” means, on any date of determination, (i) with respect to any Senior Secured Loan or Second Lien Loan, (a) in the case of a Loan, the average indicative bid-side price (expressed as a percentage) determined by LoanX/Markit Group Limited and (b) in the case of a bond, the average indicative bid-side price for such bond as reported by TRACE (or, if the Administrative Agent determines in its sole discretion that such bid price or TRACE price is not available or is not indicative of the actual current market value, the market value of such Senior Secured Loan, Second Lien Loan or bond as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (ii) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par.

So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Servicer shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below; provided that, with respect to any Syndicated Portfolio Investment, the Servicer provides the executable bid or valuation set forth below no later than 12:00 p.m. New York City time on the Business Day immediately following the related date of determination (or, in the case of a valuation, 2 Business Days following such date of determination); provided, further, that with respect to each Portfolio Investment, the Servicer may not initiate a dispute of the Market Value thereof until the earlier of (x) the date that is six (6) months following the Trade Date of such Portfolio Investment and (y) the date on which the Administrative Agent provides a Market Value with respect to such Portfolio in a termination of Financing Commitments only to the extent required pursuant to Section 4.07) in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (B) in connection with a Market Value Cure or (C) on any Business Day without regard to clauses (A) and (B); provided that the Company may not prepay Advances more than three times during any Calculation Period pursuant to this clause (C). The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice may be conditioned upon the occurrence or non-occurrence of any event specified therein and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$1,000,000. Prepayments shall be accompanied by accrued and unpaid interest.

(ii) At the request of any Lender, any prepayment pursuant to Section 4.03(c)(i)(C), whether in full or in part, that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of the breakage of its funding at the applicable Reference Rate or Term SOFR Reference Rate for the related Calculation Period.

(d) The Company agrees to pay to the Lenders a commitment fee in accordance with the Priority of Payments which shall accrue at ~~0.55~~0.75% per annum (or, for any applicable period agreed to between the Company and the Administrative Agent, such other percentage set forth in the First Amendment Administrative Agency Fee Letter) on the average daily unused amount of the Financing Commitment of such Lender during the period from and including the Effective Date to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(e) The Company agrees to pay the Administrative Agent on the Effective Date an upfront fee as specified in the Administrative Agency Fee Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f) The Company agrees to pay the Administrative Agent on the date on which a Maturity Extension Request is consented to by the Administrative Agent, for the account of each Lender, a fee equal to the product of (x) 0.20%, (y) the aggregate amount of Financing Commitments being extended pursuant to such Maturity Extension Request and (z) a fraction, the numerator of which equals the number of days by which the facility is being extended and the denominator of which equals 365. The payment of such fee on such date shall be a condition precedent to the effectiveness of the extension of the Scheduled Termination Date and the Reinvestment Period, if applicable, pursuant to such Maturity Extension Request.

(g) Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(c). All such prepayments shall be accompanied by accrued and unpaid interest.

(h) The Company agrees to pay to the Administrative Agent the Administrative Agency Fee in the amount and in accordance with the terms specified in the First Amendment Administrative Agency Fee Letter.

SECTION 4.04. MV Cure Account.

(a) The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be held in cash or invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders). Income earned on such Eligible Investments shall be deposited into the MV Cure Account. All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b) Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent, in which case, the Administrative Agent shall give the Company prior written notice of any such withdrawal)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment) or at the option of the Company may be applied to make a prepayment on the Advances pursuant to Section 4.03(c)(i); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (x) each Interest Payment Date, (y) the Maturity Date and (z) after the occurrence of a Market Value Event or after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable, upon any other Agent Business Day as directed by the Administrative Agent at least five (5) Agent Business Days prior to such date of payment (each date set forth in clause (z) above, an “Additional Distribution Date”; provided that there shall only be one Additional Distribution Date per month), the Collateral Agent shall distribute all amounts in the Collection Accounts and the Permitted Non-USD Currency Collection Accounts in the following order of priority (the “Priority of Payments”):

(a) to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Account Control Agreement (including fees, out-of-pocket expenses and indemnities) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than the Administrative Agency Fees and the commitment fee payable to the Lenders, but including Lender indemnities) due hereunder and under the Account Control Agreement; provided that payments under this clause (a) shall be up to a maximum amount of U.S.$75,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the

Permitted Non-USD Currency does not exceed an amount equal to the lesser of (A) the product of (i) 20% and (ii) the Financing Commitment then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in any Permitted Non-USD Currency, (II) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in GBP does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Commitment then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in GBP, (III) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in AUD does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Commitment then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in AUD, (IV) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in NZD does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in NZD and (III) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in SEK does not exceed an amount equal to the lesser of (A) the product of (i) 5% and (ii) the Financing Limit then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in SEK.

3. Scheduled Termination Date:	December 8, 2028.

4. Interest Rates

Applicable Margin for Advances:

On any date of determination, with respect to interest based on any Benchmark, ~~2.60~~2.25% (subject to increase in accordance with Section 3.01(b)); provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be the applicable percentage specified above plus 0.1193% per annum.

With respect to interest on any Base Rate Advance, ~~2.60~~2.25% (subject to increase in accordance with Section 3.01(b)); provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be the applicable